UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 24, 2014

MGIC Investment Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	1-10816	39-1486475
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

250 E. Kilbourn Avenue, Milwaukee, Wisconsin		53202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	414-347-6480

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07. Submission of Matters to a Vote of Security Holders.

Our Annual Meeting of Shareholders was held April 24, 2014. At that meeting, shareholders took the following actions with respect to the proposals described in our 2014 Proxy Statement:

1. The following directors were elected:

	For	Withheld	Broker Non-Votes
Daniel A. Arrigoni	243,892,071	660,943	59,993,182
Cassandra C. Carr	243,957,026	595,988	59,993,182
C. Edward Chaplin	242,900,369	1,652,645	59,993,182
Curt S. Culver	239,903,620	4,649,394	59,993,182
Timothy A. Holt	243,973,863	579,151	59,993,182
Kenneth M. Jastrow, II	225,985,190	18,567,824	59,993,182
Michael E. Lehman	243,719,569	833,445	59,993,182
Donald T. Nicolaisen	225,851,489	18,701,525	59,993,182
Gary A. Poliner	243,951,800	601,214	59,993,182
Mark M. Zandi	243,921,384	631,630	59,993,182

2.	The compensation of our named executive officers for 2013 was approved, on an advisory basis, by the following vote:

For	Against	Abstain	Broker Non-Votes
184,618,134	59,367,614	567,266	59,993,182

3.	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2014 was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
302,585,082	1,750,201	210,913	0

Item 8.01. Other Events.

We filed a Form 8-K with the SEC on April 22, 2014, and furnished with it a press release discussing our earnings for the first quarter of 2014. The press release included risk factors to be reviewed in connection with the press release. The risk factor titled “State capital requirements may prevent us from continuing to write new insurance on an uninterrupted basis” contained a typographical error. That risk factor incorrectly reflected our required MPP (minimum policyholder position) to be $1.5 billion, when our required MPP is $1.0 billion. The sentence, as corrected, is set forth below:

At March 31, 2014, MGIC’s preliminary risk-to-capital ratio was 15.3 to 1, below the maximum allowed by the jurisdictions with State Capital Requirements, and its preliminary policyholder position was $519 million above the required MPP of $1.0 billion.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGIC INVESTMENT CORPORATION
Date: April 24, 2014	By: \s\ Timothy J. Mattke

Timothy J. Mattke
Executive Vice President and Chief Financial Officer